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                                                                  EXHIBIT 23.6




                                ERWIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


                                                        900 South Shackleford
                                                        Suite 515
                                                        Three Financial Centre
                                                        Little Rock, AR 72211
                                                        (501) 225-5441
                                                        (501) 225-6763 (FAX)




The Board of Directors
Citadel Broadcasting Company

We consent to the use of our reports dated April 1, 1997 on the balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the year then ended and April 23, 1997 on the combined balance sheet of Snider Broadcasting Corporation and subsidiary and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                               /s/ ERWIN & COMPANY

Little Rock, Arkansas
December 8, 1997